Exhibit 23.3

List of all subsidiaries, state of incorporation and name under which the subsidiary does business.

Effective October 29, 2019, Orbital Infrastructure Group, Inc. formed a wholly owned subsidiary, Orbital Power, Inc., a Texas corporation doing business as Orbital Power Services.

Effective April 1, 2020, Orbital Infrastructure Group, Inc. closed on an equity purchase agreement to acquire 100% of the equity in Reach Construction Group, LLC. Reach Construction Group, LLC, a North Carolina limited liability company was renamed to Orbital Solar Services, LLC.

Effective July 1, 2020, Orbital Infrastructure Group, Inc. formed a wholly owned subsidiary, Orbital Renewables, LLC., a Texas corporation.

Effective October 29, 2020, Orbital Infrastructure Group, Inc. formed a wholly owned subsidiary, Eclipse Foundation Group, Inc., a Texas corporation.

Effective April 13, 2021, Orbital Infrastructure Group, Inc. closed on a share purchase agreement to acquire 100% of the equity of Gibson Technical Services, Inc., a Georgia corporation.

Effective July 28, 2021, Orbital Infrastructure Group, Inc. closed on a share purchase agreement to acquire 100% of the equity of IMMCO, Inc., a Georgia corporation. This corporation included two wholly-owned subsidiaries incorporated in India: Saranga Geosoftware and Engineering Services, Pvt., Ltd. and IMMCO Software Solutions, Pvt., Ltd.

Effective October 22, 2021, Gibson Technical Services, Inc. closed on a purchase agreement to acquire 100% of the ownership of Full Moon Telecom, LLC, a Georgia corporation.

Effective November 17, 2021, Orbital Infrastructure Group, Inc. entered into a Membership Unit Purchase agreement to acquire Front Line Power Construction, LLC, a Texas corporation.

Effective February 26, 2022, Gibson Technical Services, Inc. closed on a purchase agreement to acquire 100% of the ownership of Coax Companies that includes Coax Fiber Solutions, LLC, a Georgia limited liability company, V-Tac Communications, LLC, a Georgia limited liability company and PON Communications, LLC, a Georgia limited liability company.

Effective March 7, 2022, Orbital Infrastructure Group, Inc. entered into a purchase agreement to acquire 100% of the ownership of Coax Fiber Solutions, LLC, which included the following wholly-owned Georgia-based limited liability companies: V-Tac Communications, LLC and PON Communications, LLC.